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                                                                       EXHIBIT 2


                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                    EXHIBIT 2 - SUBSIDIARY OF THE REGISTRANT


              Name                                 Jurisdiction of Incorporation
              ----                                 -----------------------------
     American Absorbents, Inc.                                Texas


The corporation listed is a wholly owned subsidiary of the Registrant, and is included in the consolidated financial statements.